INDEPENDENT  AUDITOR'S  CONSENT


To  The  Board  of  Directors  of
Internet  Golf  Association,  Inc.

I hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form SB-2 of my report dated March 15, 1999 relating to the financial statements of Champion Ventures, Inc. appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                              /s/   Larry O'Donnell

                              LARRY O'DONNELL, CPA, PC


Denver, Colorado
May 1,  2000